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                            SCHEDULE 14A INFORMATION

                  Proxy Statement Pursuant to Section 14(a) of
            the Securities Exchange Act of 1934 (Amendment No.    )

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    /X/  Soliciting Material Pursuant to Section 240.14a-11(c) or Section
         240.14a-12
                       Continental Materials Corporation
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                (Name of Registrant as Specified In Its Charter)

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    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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NEWS RELEASE

For Release on April 16, 1999


              Continental Materials Corporation Announces Restructuring
                          Program to Help Small Shareholders

  Board approves 1-for-50 reverse stock split followed by a 100-for-1 forward stock split to cash out registered shareholders with fewer than 50 shares


          Chicago, Illinois -- In order to give registered shareholders with fewer than 50 shares of stock an easy and cost-effective way to redeem their holdings, Continental Materials Corporation today announced a proposed 1-for-50 reverse stock split, to be immediately followed by a 100-for-1 forward stock split of the Company's common stock. The Company said that, if approved by shareholders, the stock splits would occur following the market close on Monday, June 7, 1999 or as soon thereafter as practicable.

          These stock splits would let shareholders with small holdings receive cash for those shares quickly and easily without costly brokerage fees or commissions, because all associated transaction costs would be absorbed by the Company. The Company estimates, based on current market prices, that its cash payments in lieu of issuance of fractional shares to record holders of fewer than 50 shares would be approximately $1,300,000. This program described in the Company's 1999 proxy statement, if adopted, would offer registered shareholders with 50 shares or less a simple way to cash out of their odd-lot holdings and bring all other shareholders to minimum holdings of 100 shares. Longer-term, the transaction will reduce the Company's expenses. The stock splits are subject to shareholder approval at the Company's May 26, 1999, Annual Meeting in Chicago, Illinois.

          "We intend that only registered stockholders with fewer than 50 shares in a record account before the reverse split be cashed out in the transaction," said James Gidwitz, the Company's Chief Executive Officer. "Any registered shareholders who wish to retain their odd-lots may purchase additional shares through their stock broker, or, if they have several accounts registered in the same name, they may consolidate those accounts, so that they have at least 50 shares in one account. This move is not intended to affect any of our beneficial shareholders who own their stock through a nominee such as a bank or broker. However, beneficial owners of fewer than 50 shares can participate by moving their holdings into a record account registered in their own name prior to June 7, 1999."

          The Company manufactures and sells heating and air conditioning products and produces and sells construction industry materials.

                               For Further Information:
                                  Mark S. Nichter
                                    (312) 541-7207